UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 22, 2013

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the Company’s 2013 Annual General Meeting of Members held on May 22, 2013:

1)                                     four Class I directors were elected to serve a term ending in 2016;

2)                                     the authorization of the election of the director nominees of Split Rock Insurance, Ltd. was approved;

3)                                     the authorization of the election of the director nominees of any new designated subsidiary was approved; and

4)                                     the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2013 was approved.

As of March 28, 2013, the record date for the 2013 Annual General Meeting, a total of 23,628,141 Class A common shares and 71,754,738 Class B common shares were issued and outstanding.  The results of the vote are presented below.

Proposal 1 — Election of four Class I directors with a term ending in 2016.

Director	Vote For*	Votes Withheld	Broker Non-Votes
Lois W. Grady	727,210,409	10,357,077	1,992,659
T. Michael Miller	728,954,767	8,612,719	1,992,659
Lowndes A. Smith	727,219,520	10,347,966	1,992,659
Kent D. Urness	727,222,161	10,345,325	1,992,659

Proposal 2 —Authorization to elect Messrs. Paul J. Brehm and John C. Treacy, and Ms. Sarah A. Kolar and Sheila E. Nicoll to the Board of Directors of Split Rock Insurance, Ltd.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
737,267,290	150,907	149,289	1,992,659

Proposal 3 — Authorization to elect Messrs. Paul J. Brehm and John C. Treacy, and Ms. Sarah A. Kolar and Sheila E. Nicoll to the Board of Directors of any new designated subsidiary.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
737,171,629	201,970	193,887	1,992,659

Proposal 4 - Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2013.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
739,469,517	67,256	23,372	—

*Each Class B common share is entitled to 10 votes for every one share; the totals shown above give effect to the 10 for 1 Class B common share voting rights.  The Class A and Class B shares vote together as one class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Dated: May 29, 2013	By:	/s/ Sarah A. Kolar
Sarah A. Kolar, Secretary